Registration No. 333-
     As filed with the Securities and Exchange Commission on August 17, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            F&M NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

              VIRGINIA                                 54-0857462
      (State of Incorporation)            (I.R.S. Employer Identification No.)

                                 9 COURT SQUARE
                           WINCHESTER, VIRGINIA 22601
                                 (540) 655-4200
           (Address of principal executive office, including zip code)

                            F&M NATIONAL CORPORATION
                                   401(K) PLAN
                            (Full Title of the Plan)


                                 ALFRED B. WHITT
                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                            F&M NATIONAL CORPORATION
                   9 COURT SQUARE, WINCHESTER, VIRGINIA 22601
                                 (540) 655-4200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             GEORGE P. WHITLEY, ESQ.
                             SCOTT H. RICHTER, ESQ.
                    LECLAIR RYAN, A PROFESSIONAL CORPORATION
                      707 EAST MAIN STREET, ELEVENTH FLOOR
                            RICHMOND, VIRGINIA 23219

                         CALCULATION OF REGISTRATION FEE


Title of Securities     Amount to be        Proposed maximum              Proposed maximum             Amount of
 to be registered       registered(1)     offering price per share     aggregate offering price(3)  registration fee
-----------------       -------------     ------------------------     ----------------------------------------------
Common Stock
($2.00 par value)          60,000 (2)           $30.594                     $1,835,640                $510
----------

(1) Together with an indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or similar event.

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the F&M National Corporation 401(k) Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on August 10, 1999.

                                            ---------------------------

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND 17 C.F.R. SECTION 230.462.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1            PLAN INFORMATION.

         Not required to be filed.

ITEM 2            REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3            INCORPORATION OF DOCUMENTS BY REFERENCE.

         F&M National Corporation (the "Company") hereby incorporates by reference into this registration statement the documents listed below which have been filed with the Securities and Exchange Commission (the Commission").

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Company's Common Stock contained in its registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed with the purpose of updating such description.

         All annual reports of the Company's 401(k) Plan (the "Plan") to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and shall be deemed to be part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ITEM 4   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased officers' and directors' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8   EXHIBITS

         23.0 Consent of Yount, Hyde & Barbour, P.C., as accountants for F&M.

         24.0 Powers of Attorney (included in Part II of this Registration Statement).

         99.0     F&M National Corporation 401(k) Plan.

         The Company will submit the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification of, the Plan.

ITEM 9            UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any  prospectus  required by
Section  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective
date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on August 10, 1999.

                            F&M NATIONAL CORPORATION


                              By:      /s/ Alfred B. Whitt
                                     --------------------------------------
                                       Alfred B. Whitt
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below constitutes and appoints Alfred B. Whitt and Charles E. Curtis, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all registration statements or applications to the Securities and Exchange Commission, the regulatory authorities of any state in the United States or any other regulatory authorities as may be necessary to permit up to [#] shares of Common Stock of the Company to be offered in the United States under the F&M National Corporation 401(k) Plan, including without limitation any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any other such regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable F&M National Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission as well as all other laws, rules and regulations relating to the offer and sale of securities, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

                    SIGNATURE                                    CAPACITY                            DATE
                    ---------                                    --------                            ----

/s/ W. M. Feltner                                  Chairman of the Board, Chief                 August 10,1999
----------------------------                       Executive Officer and
W. M. Feltner




/s/ Alfred B. Whitt                                Vice Chairman, President, Chief              August 10, 1999
----------------------------                       Financial Officer and Director
Alfred B. Whitt                                    (Principal Financial Officer)



/s/ Charles E. Curtis                              Vice Chairman, Chief Administrative         August 10, 1999
----------------------------                       Officer and Director

Charles E. Curtis


/s/ Frank Armstrong, III                           Director                                    August 10, 1999
---------------------------
Frank Armstrong, III



/s/ William H. Clement                             Director                                    August 10, 1999
---------------------------
William H. Clement



/s/ John R. Fernstrom                              Director                                    August 10, 1999
----------------------------
John R. Fernstrom



/s/ William R. Harris                              Director                                    August 10, 1999
-----------------------------
William R. Harris



/s/ L. David Horner, III                           Director                                    August 10, 1999
------------------------------
L. David Horner, III



/s/ Jack R. Huyett                                 Director                                    August 10, 1999
------------------------------
Jack R. Huyett



/s/ George L. Romine                               Director                                    August 10, 1999
------------------------------
George L. Romine

/s/ J. D. Shockey, Jr.                             Director                                    August 10, 1999
------------------------------
J. D. Shockey, Jr.


/s/ Ronald W. Tydings                              Director                                    August 10, 1999
------------------------------
Ronald W. Tydings



/s/ Fred G. Wayland, Jr.                           Director                                    August 10, 1999
------------------------------
Fred G. Wayland, Jr.





         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on August 10, 1999.


                                  F&M NATIONAL CORPORATION 401(K) PLAN

                                  By:      F&M TRUST COMPANY, AS TRUSTEE



                                  By:      /s/ F. Dixon Whitworth, Jr.
                                        --------------------------------
                                           F. Dixon Whitworth, Jr.
                                           President